 Exhibit 99.1

NEWS

RELEASE

Media Relations

314/994-2916

FOR IMMEDIATE RELEASE

Molly P. Zhang Elected to Arch’s Board of Directors

ST. LOUIS, January 3, 2022 – Arch Resources, Inc. (NYSE: ARCH) today announced that Molly P. Zhang (aka Peifang Zhang) has been elected to its board of directors, effective immediately.

“We are excited to have Molly join the Arch Resources board,” said John W. Eaves, Arch’s board chair. “She brings exceptional leadership skills, tremendous global business and technical expertise, and a wealth of board-related experience in the industrial, energy and environmental services sectors. I am certain she will be a great addition to the Arch team.”

“I share John’s enthusiasm in welcoming Molly to the Arch team and know that she will be an excellent fit with our already high-performing board,” said Paul A. Lang, Arch’s CEO and president. “I look forward to working with Molly and the rest of the board as we continue to chart Arch’s future course in a smart, responsible and value-creating manner.”

Zhang brings three decades of international leadership experience in the areas of global operations, business, and technology. She previously served in various global executive roles for Orica Limited, a global mining services company, most recently as vice president of asset management. Prior to that time, she held diverse senior leadership positions for Dow Inc., including managing director of SCG-Dow Group; global business vice president for Dow’s Technology Licensing and Catalyst business; and manufacturing director for Dow Asia Pacific.

Zhang currently serves as a corporate director of Gates Industrial Corporation plc and Aqua Metals, Inc., as well as on several private company boards. Her previous public board experience includes GEA Group, Cooper-Standard Holdings, Inc. and Newmont Mining Corporation. She holds a master’s degree in Chemistry and a PhD in Chemical Engineering at the Technical University of Clausthal, Germany.

Arch Resources is a premier producer of high-quality metallurgical products for the global steel industry. The company operates large, modern and highly efficient mines that consistently set the industry standard for both mine safety and environmental stewardship. Arch Resources from time to time utilizes its website – www.archrsc.com – as a channel of distribution for material company information. To learn more about us and our premium metallurgical products, go to www.archrsc.com.

Forward-Looking Statements: This press release contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “should,” “appears,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from the COVID-19 pandemic, including its adverse effects on businesses, economies, and financial markets worldwide; from the impact of COVID-19 on efficiency, costs and production; from changes in the demand for our coal by the steel production and electricity generation industries; from our ability to access the capital markets on acceptable terms and conditions; from policy, legislation and regulations relating to the Clean Air Act, greenhouse gas emissions, incentives for alternative energy sources, and other environmental initiatives; from competition within our industry and with producers of competing energy sources; from our ability to successfully acquire or develop coal reserves, including the integration of our Leer South mine and its ramp-up to full production; from operational, geological, permit, labor, transportation, and weather-related factors; from the effects of foreign and domestic trade policies, actions or disputes; from fluctuations in the amount of cash we generate from operations, which could impact, among other things, our ability to service our outstanding indebtedness, fund capital expenditures, and pay dividends in accordance with our announced plan; from our ability to successfully integrate the operations that we acquire; from our ability to generate significant revenue to make payments required by, and to comply with restrictions related to, our indebtedness, including our ability to repurchase our convertible notes; from additional demands for credit support by third parties; from the loss of, or significant reduction in, purchases by our largest customers; from the development of future technology to replace coal with hydrogen in the steelmaking process; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

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